UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2021

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SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340-2348 Walsh Avenue, Suite 2344 Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

(Former name or former address, if changed since last report)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SMLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 21, 2021, Semler Scientific, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). Following the Annual Meeting, the Company’s Second Amended and Restated Bylaws of the Company (the “Amended Bylaws”), as approved by the Company’s board of directors (the “Board”), became effective.

The Amended Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law (the “Federal Forum Provision”). The Board believes that the Federal Forum Provision will reduce the risk that the Company could be involved in duplicative litigation in both state and federal courts, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow federal law. In addition, the Federal Forum Provision is structured to give the Board the flexibility to consent to an alternative forum when deemed appropriate.

The Amended Bylaws now provide that the registered office, how the number of directors will be determined, their terms of office, how vacancies or a newly-created directorship on the Board will be filled, and director removals will be as provided in the Company’s Amended and Restated Certificate of Incorporation.

Changes in the Amended Bylaws that reflect changes in law and practice, include provisions reflecting the ability of Delaware corporations to set two record dates for meetings (for notice of the meeting and for the right to vote) and to hold stockholder meetings electronically, and the use of “householding” and electronic transmission for delivery of notices to stockholders. The Amended Bylaws expand the list of persons who may preside over stockholder meetings and authorize stockholders (in addition to the Chairperson) to adjourn meetings and clarify procedural requirements for adjournments. The Amended Bylaws make certain clarifying amendments regarding the advance notice procedures to be following, including clarifying who would be considered a qualified representative. The Amended Bylaws reflect other updates in the Delaware General Corporation Law (“DGCL”) and expressly include Bylaws regarding remote communications and procedures for delivery of communications, including expressly opting out of DGCL §116 with respect to stockholder notices. The Amended Bylaws also reflect changes in the DGCL to reflect current practice with respect to share certificates and uncertificated shares, including revised language broadening the officers who may execute stock certificates.

The foregoing summary and description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on September 10, 2021. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1. Stockholders elected the following nominees to serve as the Class III Directors on the Board until the Company’s 2024 Annual Meeting of Stockholders or until his respective successor has been duly elected and qualified. The voting results for the nominees were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Douglas Murphy-Chutorian, M.D.	3,329,645	5,355	1,127,702
Daniel S. Messina	3,329,349	5,651	1,127,702

Proposal 2. Stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The voting results for were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,327,293	4,924	2,783	1,127,702

Proposal 3. Stockholders ratified the selection by the Audit Committee of the Board of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,460,239	702	1,761	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Semler Scientific, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

Date: October 26, 2021	By:	/s/ Douglas Murphy-Chutorian
Name: Douglas Murphy-Chutorian, M.D.
Title: Chief Executive Officer